UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 23, 2011 (November 23, 2011)
Date of Report (Date of earliest event reported)

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2815 Eastlake Avenue East, Suite 300 Seattle, Washington		V6N 3E6
(Address of principal executive offices)		(Zip Code)

(206) 336-5560
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

We have entered into a series of securities purchase agreements with accredited investors to place units (the “Units”), with each Unit consisting of one share of common stock and half a warrant to purchase a share of our common stock.  We have placed 5,335,000 Units for an aggregate purchase price of $800,250, of which $685,000 were new funds and $115,250 was in exchange for outstanding debt.  The Units issued represent 5,335,000 shares and 2,667,500 warrants.  The warrants issued in the placement have an exercise price of $0.40 and are exercisable for two years from the date of issuance.

We have agreed to file a registration statement covering the shares in the Units and the shares underlying the warrants in the Units by January 20, 2012.

We did not pay any third party in connection with the placement of the Units.

Item 3.02                      Unregistered Sale of Equity Securities

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.  The Notes and the Warrants were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act.  These transactions qualified for exemption from registration because among other things, the transactions did not involve a public offering, each investor was an accredited investor and/or qualified institutional buyer, each investor had access to information about our company and their investment, each investor took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 9.01                      Financial Statements and Exhibits.

Exhibits.

10.1	Form of Securities Purchase Agreement
10.2	Form of Warrants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

 TAPIMMUNE INC.

By:           /s/ Denis Corin
Title:        President

November 23, 2011